                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                            -----------------------

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           -------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION  305(b)(2)
                                             _______
                           --------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

               New York                               13-3818954
        (Jurisdiction of incorporation           (I. R. S. Employer
        if not a U. S. national bank)            Identification No.)

            114 West 47th Street                     10036-1532
            New York,  New York                      (Zip Code)
            (Address of principal
            executive offices)

                          ---------------------------
                              Pierce Leahy Corp.
              (Exact name of obligor as specified in its charter)

              New York                                 23-2588479
      (State or other jurisdiction of              (I. R. S. Employer
       incorporation or organization)              Identification No.)


          631 Park Avenue                                  19406
    King of Prussia, Pennsylvania                        (Zip code)
(Address of principal executive offices)
                           --------------------------

                                    GENERAL



1.      General Information
        -------------------

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

              Federal Reserve Bank of New York (2nd District), New York, New
                    York (Board of Governors of the Federal Reserve System).
              Federal Deposit Insurance Corporation,  Washington,  D. C.
              New York State Banking Department, Albany, New York

        (b) Whether it is authorized to exercise corporate trust powers.

                 The trustee is authorized to exercise corporate trust powers.


2.      Affiliations with the Obligor
        -----------------------------

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.


3.      Voting Securities of the Trustee
        --------------------------------

        2,999,020 shares of Common Stock - par value $5 per share.


4.      Trusteeships under Other Indentures
        -----------------------------------

        (a) Title of the securities outstanding under each such indenture.

            Not applicable.


5.      Interlocking Directorates and Similar Relationships with the Obligor or
        -----------------------------------------------------------------------
        Underwriters
        ------------

        Not applicable.

6.      Voting Securities of the Trustee Owned by the Obligor or its Officials
        ----------------------------------------------------------------------

        Not applicable.


7.      Voting Securities of the Trustee Owned by Underwriters or their
        ---------------------------------------------------------------
        Officials
        ---------

        Not applicable.


8.      Securities of the Obligor Owned or Held by the Trustee
        ------------------------------------------------------

        Not applicable.


9.      Securities of Underwriters Owned or Held by the Trustee
        -------------------------------------------------------

        Not applicable.


10.     Ownership or Holdings by the Trustee of Voting Securities of Certain
        --------------------------------------------------------------------
        Affiliates or Securityholders of the Obligor
        --------------------------------------------

        Not applicable.


11.     Ownership or Holdings by the Trustee of any Securities of a Person
        ------------------------------------------------------------------
        Owning 50 Percent or More of the Voting Securities of the Obligor
        -----------------------------------------------------------------

        Not applicable.


12.     Indebtedness of the Obligor to the Trustee
        ------------------------------------------

        Not applicable.


13.     Defaults by the Obligor
        -----------------------

        Not applicable.

14.     Affiliations with the Underwriters
        ----------------------------------

        Not applicable.


15.     Foreign Trustee
        ---------------

        Not applicable.


16.     List of Exhibits
        ----------------

        T-1.1  --      Organization Certificate, as amended, issued by the State
                       of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-
                       1.1 to Form T-1 filed on September 15, 1995 with the
                       Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                       (Registration No.
                       33-97056).

        T-1.2  --      Included in Exhibit T-1.1.

        T-1.3  --      Included in Exhibit T-1.1.

        T-1.4  --      The By-laws of the United States Trust Company of New
                       York, as amended, is incorporated by reference to Exhibit
                       T-1.4 to Form T-1 filed on September 15, 1995 with the
                       Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                       (Registration No. 33-97056).

        T-1.6  --      The consent of the trustee required by Section 321(b) of
                       the Trust Indenture Act of 1939, as amended by the Trust
                       Indenture Reform Act of 1990.

        T-1.7  --      A copy of the latest report of condition of the trustee
                       pursuant to law or the requirements of its supervising or examining authority.

                                     NOTE


        As of August 6, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

        In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             ---------------------


        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 6th day of August, 1996.


        UNITED STATES TRUST COMPANY OF
             NEW YORK, Trustee


By:     /s/Cynthia Chaney
        ---------------------------------------
        Cynthia Chaney
        Assistant Vice President


PSt/hlg
(rv.kk080696)

                                              Exhibit T-1.6
                                              -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK


        --------------------------
By:     S/Gerard F. Ganey
        Senior Vice President

                                                       EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                MARCH 31, 1996
                                --------------
                               ($ IN THOUSANDS)

ASSETS
- ------
Cash and Due from Banks                     $   47,046

Short-Term Investments                              50

Securities, Available for Sale                 758,118

Loans                                        1,221,210
Less:  Allowance for Credit Losses              13,113
                                             ---------
    Net Loans                                1,208,097
Premises and Equipment                          58,360
Other Assets                                   125,979
                                             ---------
    Total Assets                            $2,197,650
                                            ==========

LIABILITIES
- -----------
Deposits:
 Non-Interest Bearing                       $  387,509
 Interest Bearing                            1,446,148
                                             ---------
    Total Deposits                           1,833,657

Short-Term Credit Facilities                    82,285
Accounts Payable and Accrued Liabilities       128,745
                                             ---------
    Total Liabilities                       $2,044,687
                                            ==========

STOCKHOLDER'S EQUITY
- --------------------
Common Stock                                    14,995
Capital Surplus                                 42,394
Retained Earnings                               96,511
Unrealized Gains on Securities Available
  for Sale (Net of Taxes)                         (937)
                                             ---------
Total Stockholder's Equity                     152,963
                                             ---------
   Total Liabilities and
    Stockholder's Equity                    $2,197,650
                                            ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

June 7, 1996